Exhibit r.1



                          DNP SELECT INCOME FUND INC.

                      AMENDED AND RESTATED CODE OF ETHICS



I.  Applicability

     This Amended and Restated Code of Ethics (the "Code"), adopted by the Board of Directors of DNP Select Income Fund Inc. (the "Fund") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"), establishes rules of conduct for "Covered Persons" or "Access Persons" (each as defined in this Code) of the Fund. For purposes of this Code, "Covered Person" or "Access Person" shall mean any director, officer or "Advisory Person" of the Fund and "Advisory Person" shall include the following persons:

             (A) any employee of the Fund or any company in a control relationship to the Fund who, in connection with his or her regular functions or duties, makes or participates in investment decisions, or obtains investment information, regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any investment recommendations with respect to the purchases or sales; and

             (B) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

     For purposes of this Article I, a person does not become a Covered Person solely by reason of (i) normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

II.  Statement of General Principles

     The general fiduciary principles that govern the personal trading activities of a Covered Person are as follows:

              (A) the duty at all times to place the interests of the shareholders of the Fund first;

              (B) the requirement that all personal securities transactions be conducted in a manner which does not interfere with the Fund's portfolio transactions so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

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              (C) the fundamental standard that Covered Persons should not take inappropriate or unfair advantage of their relationship with the Fund.

     Covered Persons must adhere to these general principles as well as comply with the Code's specific provisions.

III.  Prohibitions

            (A) No Covered Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) and which he knows at the time of such purchase or sale:

                (1) is being considered for purchase or sale by the Fund; or

                (2) is being purchased or sold by the Fund.

              No Advisory Person shall purchase or sell a security when the Fund has a pending purchase or sale of the same security until the Fund's order has been completed or withdrawn. If the proposed personal trade is on the same side as the completed Fund transaction, the personal trade cannot occur within two days of the Fund transaction (i.e., neither at T or T + 1 calendar day). If the proposed trade is on the opposite side of the completed Fund transaction in that security, the personal trade cannot occur within three days after the Fund transaction (i.e., T + 2 calendar days or later).

              No Advisory Person shall profit in the purchase and sale or sale and purchase, of the same (or equivalent) securities of an issuer within 60 calendar days if the Fund purchases or sells the same (or equivalent) securities of such issuer during such 60-day period. Any profit realized on such short-term trades shall be disgorged.

              For purposes of Article III(A)(1), a security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person receives information that would lead such person in his or her normal course of business to consider making such a recommendation.

              (B) No Covered Person shall recommend any securities transaction by the Fund without having disclosed his interest, if any, in such securities or the issuer of the securities, including without limitation:

                    (1) such person's direct or indirect beneficial ownership
               of any securities of such issuer;

                    (2) any contemplated transaction by such person in such
               securities;

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                    (3) any position with such issuer or its affiliates; and

                    (4) any present or proposed business relationship between
               such issuer or its affiliates and such person or any party in which such person has a significant interest.

               (C) No Covered Person shall, directly or indirectly in connection with the purchase or sale of any securities held or to be acquired by the Fund:

                    (1) employ any device, scheme or artifice to defraud the
               Fund; or

                    (2) make to the Fund any untrue statement of a material
               fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                    (3) engage in any act, practice or course of business
               which operates or would operate as a fraud or deceit upon the Fund; or

                    (4) engage in any manipulative practice with respect to
               the Fund.

               (D) No Advisory Person shall purchase, directly or indirectly, or by reason of such transaction acquire, any direct or indirect beneficial ownership (as defined in Attachment A hereto) of any securities in an initial public offering or a private placement transaction, without prior approval in accordance with this Code; or

               (E) No Covered Person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

     For purposes of this Code, the term "security" shall have the meaning set forth in Section 2(a)(36) of the Act, provided that the term "security" shall not include securities issued by the Government of the United States, short term securities which are "government securities" as defined in Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments as designated by the Board of Directors of the Fund.


IV.  Exempt Transactions

     The prohibitions described in paragraph (A) of Article III shall not apply to:

          (A) purchases or sales effected in any account over which the Covered Person has (i) no direct or indirect influence or control or (ii) given discretionary investment authority to an independent third party;

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          (B) purchases or sales of securities of an issuer of the type in which the Fund does not typically invest;

          (C) purchases or sales that are non-volitional on the part of the Covered Person;

          (D) purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities;

          (E) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

          (F) purchases or sales of up to 500 shares of stock of issuers that are included in the calculation of the Standard & Poor's 500 Composite Stock Index at the time of purchase or sale; or

          (G) purchases or sales for which the Covered Person has received prior approval from the Compliance Officer of Duff & Phelps Investment Management Co. (the "DPIM Compliance Officer") in accordance with this Code.

V.  Prior Approval for Non-Exempt Transactions

         A Covered Person shall not be required to obtain prior approval for any personal securities transaction that is exempt by Article IV hereof. In all other instances, upon written request from a Covered Person as provided in
Article V(C) below, the DPIM Compliance Officer shall have the sole discretion to pre-approve a personal securities transaction, and thereby exempt such transaction from the restrictions of this Code. The DPIM Compliance Officer shall make such determination in accordance with the following:

         (A) Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and
     Section 17(j) of the Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Fund because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Fund.

          (B) Prior approval shall take into account, among other factors:

                  (1) whether the investment opportunity should be reserved for the Fund and its shareholders and whether the opportunity is being offered to the Covered Person by virtue of the Covered Person's position with the Fund;

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                  (2) whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security;

                  (3) whether the Covered Person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Fund;

                  (4) whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Fund; and

                  (5) whether the transaction is non-volitional on the part of the individual, such as receipt of a stock dividend or a sinking fund call.

           (C) To obtain prior approval, Covered Persons must submit in writing a completed and executed Personal Trading Request for Pre-Clearance (a form of which is appended hereto as Attachment B), which shall set forth the details of the proposed transaction. Approval of the transaction as described on such form shall be evidenced by the signature of the DPIM Compliance Officer thereon. A copy of all prior approval forms, with all required signatures, shall be retained by the DPIM Compliance Officer.

     In any case where the DPIM Compliance Officer determines to grant prior approval for the acquisition by a Covered Person of securities in an initial public offering or a private placement transaction, he or she shall maintain a record of the reasons supporting such determination and retain such record with the prior approval form in accordance with the provisions of Article VII(I)(6) below. In all other cases where prior approval is granted in accordance with this Code, the DPIM Compliance Officer is not required to specify any reason for such determination.

     If approval is given to the Covered Person in accordance with this Code to engage in a securities transaction, the Covered Person is under an affirmative obligation to disclose that position if such Covered Person plays a material role in the Fund's subsequent investment decision regarding the same issuer. In such circumstances, a review of the Fund's investment decision to purchase securities of the issuer by investment personnel with no personal interest in the issuer shall be conducted.

     Approval granted to the Covered Person in accordance with this Code is only effective for 24 hours from the date of such approval. If the trade is not made within 24 hours, a new clearance must be obtained.

VI.  Reporting

          (A) Initial Holdings Reports. Every Covered Person must submit a report (a form of which is appended as Attachment C) to the DPIM Compliance Officer not later than 10 days after the person becomes a Covered Person containing the following information:

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               (1) the title, number of shares and principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

               (2) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

               (3) the date that the report is submitted by the Covered Person.

           (B) Quarterly Transaction Reports. Every Covered Person must submit a report (a form of which is appended as Attachment D) to the DPIM Compliance Officer not later than 10 days after each calendar quarter containing:

               (1) the following information about any transaction during the quarter in which the Covered Person had any direct or indirect beneficial ownership:

                    (a) the date of the transaction, the title, the interest
               rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

                    (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (c) the price at which the transaction was effected;

                    (d) the name of the broker, dealer or bank with or through whom the transaction was effected;

                    (e) the date that the report is submitted by the Covered
               Person;

                (2) the following information about any account established by the Covered Person in which any securities were held during the quarter for the direct or indirect benefit of the Covered Person:

                    (a) the name of the broker, dealer or bank with whom the
               Covered Person established the account;

                    (b) the date the account was established; and

                    (c) the date that the report is submitted by the Covered
               Person.

           (C) Annual Holdings Reports. Every Covered Person must submit a report (a form of which is appended as Attachment E) to the DPIM

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      Compliance Officer not later than January 30 of each year containing the following information:

                 (1) the title, number of shares and principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership as of December 31 of the preceding year;

                 (2) the name of any broker, dealer or bank with whom the
             Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person as of December 31 of the preceding year; and

                 (3) the date that the report is submitted by the Covered
             Person.

            (D) Exceptions from Reporting Requirements.

                 (1) A Covered Person shall not be required to include in any report made under this Article VI any transactions effected for, and securities held in, any account over which such person (i) does not have any direct or indirect influence or control or (ii) has given discretionary authority to an independent third party.

                 (2) Any person who is a Covered Person with respect to the
             Fund by virtue of being a director, but who is not an "interested person" (as defined in the Act) with respect to the Fund:

                    (a) need not make an initial holdings report under Article
               VI(A) above or an annual report under Article VI(C) above; and

                    (b) need not make a quarterly transaction report under
               Article VI(B) above unless such person, at the time of any transaction during the quarter, knew, or in the ordinary course of fulfilling his or her official duties as a director of the Fund should have known, that the security such person purchased or sold is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

             (E) Any report submitted to comply with the requirements of this Article VI may contain a statement that the report shall not be construed as an admission that the person making such report has any direct or indirect beneficial ownership in the security to which the report relates.

             (F) A Covered Person will be deemed to have complied with the requirements of Article VI(B) above by (i) causing to be sent to the DPIM Compliance Officer duplicate monthly brokerage statements on all transactions required to be reported thereunder, or (ii) providing to the DPIM Compliance Officer the requisite information on all transactions required to be reported hereunder through a transaction monitoring system, which may or may not be automated, each within the requisite time period and in a manner acceptable to

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      the DPIM Compliance Officer. All Advisory Persons shall have duplicate monthly brokerage statements sent directly to the DPIM compliance officer.

VII.  Administration and Procedural Matters

      The DPIM Compliance Officer shall:

           (A) furnish a copy of this Code to each Covered Person;

           (B) notify each Covered Person of his or her obligation to file reports as provided by this Code;

           (C) report to the Board of Directors the facts contained in any reports filed with the DPIM Compliance Officer pursuant to this Code when any such report indicates that a Covered Person purchased or sold a security held or to be acquired by the Fund;

           (D) supervise the implementation of this Code by the Adviser and the enforcement of the terms hereof by the Adviser;

           (E) determine whether any particular securities transaction should be exempted pursuant to the provisions of this Code;

           (F) issue either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

           (G) conduct such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board of Directors of the Fund or any Committee appointed by them to deal with such information;

           (H) furnish to the Board of Directors, no later than April 30 of each year, a written report that:

                 (1) describes any issues arising under this Code or related procedures since the last report to the Board of Directors, including, but not limited to:

                     (a) information about material violations of this Code
               or related procedures,

                     (b) sanctions imposed in response to such material
               violations,

                     (c) the number of reports filed with the DPIM Compliance
               Officer pursuant to this Code during the preceding calendar year,

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                     (d) the failure during the preceding calendar year by any
               Covered Person to file a report pursuant to this Code when such a report should have been filed,

                     (e) the number of such reports filed during the preceding
               calendar year that indicated that a Covered Person purchased or sold a security held or to be acquired by the Fund and

                     (f) such other matters as the Board of Directors may
               request; and

                 (2) certifies that the Fund has adopted procedures reasonably necessary to prevent Covered Persons from violating this Code; and

           (I) maintain and cause to be maintained in an easily accessible place, the following records:

                 (1) a copy of any Code adopted pursuant to Rule 17j-1 which has been in effect during the past five (5) years;

                 (2) a record of any violation of any such Code that occurred during the current year and the past five (5)calendar years and of any action taken as a result of such violation;

                 (3) a copy of each report made by a Covered Person during the current year and the past five (5) calendar years as required by Rule 17j-1 and Article VI of this Code, including any information provided in lieu of the reports under Article VI(F) above;

                 (4) a list of all persons, currently or within the past five
            (5) years, who are or were required to make reports pursuant to Rule 17j-1 under Article VI above, or who are or were responsible for reviewing those reports, together with an appropriate description of their title or employment;

                 (5) a copy of each report made by the DPIM Compliance Officer pursuant to Article VII(H) above during the current year and the past five (5) calendar years; and

                 (6) a record of any decision made during the current year and the past five (5) calendar years by the DPIM Compliance Officer, and the reasons supporting each such decision, to grant prior approval pursuant to Article V of this Code for the acquisition by a Covered Person of securities in an initial public offering or a private placement transaction.

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VIII.  Sanctions

     Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the Fund may impose on such Covered Person whatever sanctions the Board deems appropriate, including, among other things, a letter of censure, suspension or termination of such Covered Person's position with the Fund and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by such Covered Person.

     The Board of Directors, in its discretion, may impose any of the sanctions set forth in this Article VIII for any violations of the requirements of this Code, including but not limited to, the filing by any Covered Person of any false, incomplete or untimely reports contemplated by
Article VI of the Code.

IX.  Confidentiality

     All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization only to the extent required by law or regulation.

X.  Other Laws, Rules and Statements of Policy

     Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Fund.

XI.  Further Information

     If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he or she should consult the DPIM Compliance Officer.

XII.  Certification By Covered Persons

     All Covered Persons of the Fund must submit a certificate (the form of which is included as Section III of Attachment C) that they have read and understand this Code and recognize that as a Covered Person they are subject to the terms of this Code. All Covered Persons of the Fund shall agree to certify on an annual basis that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

Dated: February 21, 2003.



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                                 Attachment A


     The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if: (1) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, the securities and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the securities; and (2) the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A person is deemed to have voting and/or investment power with respect to securities within the meaning of the Rule if the person has the right to acquire beneficial ownership of the security within 60 days, including any right to acquire the security; through the exercise of any option, warrant or right; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

     The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio.



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                                 Attachment B

                 PERSONAL TRADING - REQUEST FOR PRE-CLEARANCE


PERSONAL & CONFIDENTIAL                   Fax: Attn: Joyce Riegel 312-630-2460
Questions:  (312) 630-4641


From: ________________________________                Tel:____________________
              (print name)

Office Code: (circle one)  CHI / IND      Return Fax: ________________________

In accordance with the Code of Ethics for the Fund, I hereby:

                                                             No. of
______ request trade clearance for ________________________  Shares___________
             stocks (common or preferred); bonds (coupon/maturity); options (strike/expiration)

            ______  Purchase          _______  Sale         ______  Short Sale


            ______ check here if proposed Purchase is in an Initial Public Offering.


This trade to be placed to ________________________ account #: _______________
                             Name of Broker - Dealer           _______________

__ request trade clearance for private placement of __________________________

__ request authorization to serve on Board of public company:_________________

__ notify of brokerage account* #_____________ Name of broker/dealer:_________

* If this is checked, please sign if you have requested the broker to provide duplicate confirmations and statements to Duff & Phelps Investment Management's
Compliance Officer.                 Signature:
                                         _____________________________________


I am a:  ______ Portfolio Manager ______ Advisory Person   ______ Access Person

I certify that:

1. I have received and read the Code within the past year and believe that the consummation of this transaction is consistent with the Code's policy of requiring disclosure, detection and avoidance of conflicts of interest in personal trading activities.

2. If approved, I will execute the trade within 1 business day of approval and have my broker-deliver confirmation of execution within 3 business days.

Signature:_________________________________          Date:____________________

APPROVED: _________________________________          Date:____________________

NOT  APPROVED/REASON:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


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                                 Attachment C

                INITIAL REPORT OF PERSONAL SECURITIES HOLDINGS
                       and CODE OF ETHICS CERTIFICATION


FROM:    ________________________________________
             Print Your Name

Please provide the information requested under each section:
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Section I.

1. The following securities are owned by me or members of my immediate family.

2. Please include securities such as private placements. You do not need to include open-end mutual funds.

3. In lieu of completing the table, you may check the box at the bottom of the table.

4.   If you hold NO securities, please write "NONE" in the table.


NO. OF SHARES                NAME OF SECURITY                  BROKER(S)
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____ I certify that I have instructed my broker to provide duplicate confirmations and periodic brokerage statements directly to you and that, except as listed above, there are no other holdings to report.



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                                 Attachment C
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Section II.
                           BROKERAGE ACCOUNT LISTING

        1. The following is a list of all my securities brokerage accounts. Be advised that the securities firms identified below have been instructed to provide duplicate confirmations and statements to the Compliance Officer, Duff & Phelps Investment Management. If you need more space, please make and attach an additional copy of this form. Please print or type.

        2. If you do not have a securities brokerage account, please write "NONE" in the table.


NAME, ADDRESS, AND TELEPHONE NUMBER   ACCOUNT    MANAGED    ACCOUNT NAMES
OF FIRM WHERE ACCOUNT IS HELD (e.g.   NUMBER    ACCOUNT?  (e.g. John Smith IRA)
PaineWebber)                                      Y/N
------------------------------------ -------- ------------ --------------------

------------------------------------ -------- ------------ --------------------

------------------------------------ -------- ------------ --------------------

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------------------------------------ -------- ------------ --------------------

------------------------------------ -------- ------------ --------------------

_______________________________________________________________________________

Section III.


I certify that I have read and understood the Code of Ethics and have complied, and shall continue to comply, with its terms.


Signature: ______________________________            Date: ____________________

After you sign and date this form, please return this form to:

         Joyce Riegel
         Compliance Officer
         Duff & Phelps Investment Management Co.
         55 E. Monroe Street, 36th Floor
         Chicago, IL 60603




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                                 Attachment D


                              PLEASE BE ADVISED,
        ONLY EMAIL RESPONSES FOR QUARTERLY REPORTING WILL BE ACCEPTED.

                   QUARTERLY SECURITIES TRANSACTIONS REPORT
                      For Period Ending:__________, 2003

Please complete and return via email by __________ to Reports, Code in the PXP mailbox. E-Sign and date at the bottom.

Please check all items below that apply:

____ From ______ to _______, neither I nor my immediate family members made reportable securities transactions.

____ From ______ to _____, I and/or my immediate family members made reportable securities transactions through a broker, and:

     ____ A. I have advised Compliance of my brokerage account(s) and any brokerage account(s) of my immediate family members, and I have instructed the broker(s) to send duplicate confirms and statements to the Compliance Dept.

     ____ B. I have not yet advised Compliance of my brokerage account(s) or any brokerage account(s) of my immediate family members, and I have not yet instructed the broker(s) to send duplicate confirms and statements to the Compliance Dept. (see below for additional instructions)

      If you selected "B" above, please reply to this email and request A Quarterly Securities Transactions Reporting Form. Upon receipt of the form, fill in as necessary and EMAIL your reply to Joyce Riegel or Reports, Code in the PXP mailbox. You may also request a form by calling Joyce Riegel at 312-630-4641.

____ From _______ to ________, I and/or my immediate family members made reportable securities transactions that would not be included on a brokerage statement (for example, a direct purchase from an issuer or a private placement or limited partnership transaction). (see below for additional instructions)

      If you selected this last item, please reply to this email and request a Quarterly Securities Transactions Reporting Form. Upon receipt of the form, fill in as necessary and EMAIL your reply to Joyce Riegel or Reports, Code in the PXP mailbox. You may also request a form by calling Joyce Riegel at 312-630-4641


 Signature:  Please type your name here    Date: Please type date executed here

                                 Attachment E
_______________________________________________________________________________

             THIS FORM MUST BE RETURNED WITH A MANUAL EXECUTION,
                    FAXES AND EMAILS WILL NOT BE ACCEPTED.
_______________________________________________________________________________
                 ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS
                       and CODE OF ETHICS CERTIFICATION
                               January __, 200_

FROM:  ________________________________________
       Print Your Name

Please provide the information requested under each section.

SECTION I - Brokerage Account Listing:
1. The following is a list of all my securities brokerage accounts. Be advised that the securities firms identified below have been instructed to provide duplicate confirmations and statements to DPIM Compliance. (If you need more space, please make and attach an additional copy of this form) Please print or type.
2. If you do not have a securities brokerage account, please write "NONE" in the table.

NAME, ADDRESS, AND TELEPHONE NUMBER    ACCOUNT   MANAGED   ACCOUNT NAMES
OF FIRM WHERE ACCOUNT IS HELD (e.g.    NUMBER    ACCOUNT?  (e.g. John Smith,
PaineWebber)                                     Y/N       IRA)
------------------------------------   -------   --------  ------------------
------------------------------------   -------   --------  ------------------


------------------------------------   -------   --------  ------------------
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------------------------------------   -------   --------  ------------------
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------------------------------------   -------   --------  ------------------


SECTION II - Holdings:
1. The following securities are owned by me or members of my immediate family as of 12/31/2002. Please include securities such as private placements. You do not need to include open-end mutual funds.
2. In lieu of completing the table, you may check the box at the bottom of the table.
3. If you hold NO securities, please write "NONE" in the table.

NUMBER      NAME OF SECURITY        PRINCIPAL       BROKER(S)
OF SHARES                           AMOUNT
----------- ----------------------- --------------- --------------------------
----------- ----------------------- --------------- --------------------------

----------- ----------------------- --------------- --------------------------
----------- ----------------------- --------------- --------------------------

----------- ----------------------- --------------- --------------------------
----------- ----------------------- --------------- --------------------------

----------- ----------------------- --------------- --------------------------

_____I certify that I have instructed my broker to provide duplicate confirmations and periodic brokerage statements directly to you and that, except as listed above, there are no other holdings to report.

SECTION III - Execution:
I certify that I have read and understood the Code of Ethics and have complied, and shall continue to comply, with its terms.

Signature:______________________________             Date: ____________________

After you sign and date this form, please return this form by January 30, 200_ to:

                     Compliance Department - Joyce Riegel
                    Duff & Phelps Investment Management Co.
                       55 East Monroe Street, 36th Floor
                               Chicago, IL 60448

                                 Attachment E

                 ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS
                       and CODE OF ETHICS CERTIFICATION
                               January ___, 200_

            SECTION I - Brokerage Account Listing: Additional Form


NAME, ADDRESS, AND TELEPHONE      ACCOUNT     MANAGED     ACCOUNT NAMES
NUMBER OF FIRM WHERE ACCOUNT IS   NUMBER      ACCOUNT?    e.g. John Smith,
HELD (e.g. PaineWebber)                       Yes / No    IRA)
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

                                 Attachment E

                 ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS
                       and CODE OF ETHICS CERTIFICATION
                               January ___, 200_

                    SECTION II - Holdings: Additional Form

NUMBER       NAME OF SECURITY            PRINCIPAL     BROKER(S)
OF SHARES                                AMOUNT
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